SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 1, 2004

(Date of earliest event reported)

PHARMACYCLICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

(Address of principal executive offices including zip code and registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K DATED APRIL 2, 2004
EXHIBIT 1.1
EXHIBIT 99.1

Item 5. Other Events and Required FD Disclosure.

     On April 1, 2004, Pharmacyclics, Inc. (the “Registrant”) priced an underwritten public offering of 2,782,609 shares of common stock at a public offering price of $13.00 per share. The shares of common stock were registered pursuant to the Registrant’s universal shelf registration statement on Form S-3 (File No. 333-112632) filed under the Securities Act of 1933, as amended, and declared effective by the Securities and Exchange Commission on February 18, 2004. The Registrant’s press release, dated April 2, 2004, announcing the pricing of the common stock offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this report.

     The Underwriting Agreement, dated April 1, 2004, by and between the Registrant and Pacific Growth Equities, LLC relating to the issuance and sale of the shares is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this report. The underwriter has the option to purchase up to an additional 417,391 shares of the Registrant’s common stock to cover over-allotments, if any.

     This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties that could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include the “Risk Factors” and other risks detailed in the Registrant’s Annual Reports on Form 10-K, and its Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which reflect the Registrant’s analysis only and speak only as of the date hereof. The Registrant disclaims any intent or obligation to update these forward-looking statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibits are filed with this Form 8-K:

1.1 Underwriting Agreement, dated April 1, 2004, by and between Registrant and Pacific Growth Equities, LLC.

99.1 Press Release of Registrant, dated April 2, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: April 2, 2004

PHARMACYCLICS, INC.

By:	/s/ LEIV LEA

Name:	Leiv Lea
Title:	Vice President, Finance & Administration and CFO and Secretary

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED APRIL 2, 2004

Exhibit	Description
1.1	Underwriting Agreements, dated April 1, 2004, by and between Registrant and Pacific Growth Equities, LLC.

99.1	Press Release of Registrant, dated April 2, 2004.